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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 1, 2005
                                                          ---------------


                                VISTA GOLD CORP.
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             (Exact name of registrant as specified in its charter)


  Yukon Territory, Canada                1-9025                Not Applicable
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

    7961 Shaffer Parkway, Suite 5, Littleton, CO                    80127
      (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (720) 981-1185


 _______________________________________________________________________________
                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective as of January 1, 2005, Vista Gold Corp. (the "Company") entered into an Employment Agreement with Michael B. Richings, pursuant to which Mr. Richings will serve as President and Chief Executive Officer of the Company and of the Company's wholly-owned subsidiary Vista Gold (US) Inc. Mr. Richings, who is also a Director of the Company, has been serving as President and Chief Executive Officer of the Company since May 2004, following the sudden death of Ronald J. (Jock) McGregor. Mr. Richings had previously served as President and Chief Executive Officer of the Company from June 1995 to September 2000. Under the terms of the Employment Agreement, Mr. Richings will receive an annual base salary of $160,000 and other usual benefits. Mr. Richings will be eligible to receive an annual bonus, in the sole discretion of the Board of Directors. The Employment Agreement does not provide for a fixed term. Pursuant to the terms of the Employment Agreement, in the event of a "substantial adverse change" in Mr. Richings' employment or termination of his employment without "just cause" (as such terms defined or used therein), Mr. Richings will be entitled to continuation of his salary for twelve months after such substantial adverse change or termination.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VISTA GOLD CORP.


                                               By:  /s/ Gregory G. Marlier
                                                    -----------------------
                                                    Gregory G. Marlier
                                                    Chief Financial Officer

Date: January 4, 2005